As filed with the Securities and Exchange Commission on January 22, 2013
Registration No. 333-183659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3
TO THE

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Green Living Concepts Inc.

 (Exact name of Registrant as specified in its charter)

                                           Nevada

 (State or other jurisdiction of incorporation or organization)

                                          7380

 (Primary Standard Industrial Classification Code Number)

                         460839941

 (I.R.S. Employer Identification Number)

1810 E. Sahara Ave., Suite 1495, Las Vegas, NV 89104; Phone:(702) 866-9960

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Semyon Erenburg, C.E.O.

1810 E. Sahara Ave., Suite 1495, Las Vegas, NV 89104; Phone:(702) 866-9960

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer [  ]                                                                                   Accelerated Filer    [  ]

 Non-Accelerated Filer  [  ](Do not check if a smaller reporting company)        Smaller Reporting Company    [x]

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Unit	Price	Registration Fee (1)

Common Stock	50,000,000	$0.008	$400,000	$45.84

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated January___, 2013

PROSPECTUS

 GREEN LIVING CONCEPTS INC.

SHARES OF COMMON STOCK

4,500,000 Minimum - 50,000,000 Maximum

Before this Offering, there has been no public market for our common stock.  In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by OTC Markets Group, Inc.  There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 4,500,000 and a maximum of 50,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.008 per share.

The offering will continue until all 50,000,000 shares of common stock are sold, the expiration of 270 days from the date of this prospectus, which period may be extended for up to an additional 180 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first. If the 4,500,000 shares minimum has been reached and all 50,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

We will not sell any shares of our common stock unless we raise a minimum of $36,000 in subscription proceeds from persons not affiliated with us within 270 days from the effectiveness date of this prospectus, or an additional 180 days in case of extended period. Pending satisfaction of the minimum offering amount, all subscription funds will be placed in a separate bank account. There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate non-interest bearing current account under our control where we have segregated your funds.  As a result, creditors could attach the funds.  Only Semyon Erenburg, our Chief Executive Officer, and Larisa Galchuk, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days, or an additional 180 days, and no creditors attach the funds.  The funds will be maintained in the separate bank account until we receive a minimum of $36,000, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus.  If we do not raise at least $36,000 in subscription proceeds within 270 days of the effectiveness date of this prospectus, or an additional 180 days, we will return your funds to you in the form a cashier’s check sent by Federal Express on the 271st day, or 451st day in case of the extended period, and we will stop selling our shares. No shares will be issued if the minimum amount is not reached. As a result, investors bear the risk of investing without enjoying any benefits of share ownership. If we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you would be treated in a bankruptcy as unsecured creditors and thus would have a claim against the bankruptcy estate that was pari passu with other unsecured creditors. As a result, you may lose your investment, even if we fail to raise the minimum amount in this offering.  There is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will be immediately used by us.

Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

Our common stock will be sold on our behalf by Semyon Erenburg, Larisa Galchuk and Lyubov Zimmerman, our Directors. Our Directors will not receive any commissions or proceeds from the offering for selling shares on our behalf. If we raise only the minimum amount of proceeds from this offering we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 7.

	Offering Price	Expenses		Proceeds to Us

Per Share - Minimum	$0.008	$0.0017		$0.0063
Per Share - Maximum	$0.008	$0.00015		$0.00785
Minimum	$36,000	$7,546	*	$28,454
Maximum	$400,000	$7,546	*	$392,454

* - Expenses consist of accounting and audit fees of $3,500, filing fees of $1,500, legal fees and expenses of $1,400, SEC registration fees of $46 and transfer agent fees of $1,100. All amounts, except registration fees, are estimated.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 22, 2013.

PROSPECTUS SUMMARY

 The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements, which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Green Living Concepts”, “Company”, “we”, “our”, or “us” refer to Green Living Concepts Inc. and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ   materially   from those   anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on April 26, 2010. Green Living Concepts Inc. specializes in assisting commercial and residential clients to build and/or remodel using sustainable and energy efficient solutions. We offer consulting services to clients with both commercial and residential renovations and new construction projects. Our services include interior design, consultation on energy and water efficiency, recycling and waste management as well as assistance with hiring contractors. We also provide assessment services that include a physical inspection, analysis and detailed reporting with recommendations on improving sustainability of a business or residence.

We generate revenue from sales of consulting services. We acquire customers through referrals and our primary website, www.TheGreenLivingHome.com, which outlines our service offerings.

On May 26, 2010 we have incorporated a wholly owned (ownership interest – 100%) subsidiary Green Living Concepts Inc. (Canada). Our audited consolidated financial statements for the years ended March 31, 2012, and 2011 and for the six-month period ended September 30, 2012 included in this Prospectus, include the accounts of our subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

We have commenced our operations during the year ended March 31, 2011. As of September 30, 2012 we have generated $36,980 in revenues and have incurred $60,606 in operating costs since our inception on April 26, 2010. To date we have relied upon revenues from our operations and sale of our securities in unregistered private placement transactions to fund our operations.  We are a development stage company with a limited operating history. Accordingly, for the foreseeable future, we will continue to be dependent on revenues from operations and additional financing in order to maintain our operations and continue with our corporate activities.

This offering and any investment in our common stock involve a high degree of risk.  If our future revenues will not be sufficient to cover our operating costs we may be obliged to cease business operations due to lack of funds. If we raise only the minimum amount of proceeds from this offering, we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

We face many challenges to continue operations, including our limited operating history, competition, general economic conditions, etc.  Please review the "Risk Factors" starting on page 7 of this offering.

Our Directors collectively own 100% of the 7,000,000 outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 60.87% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive offices are located at 1810 E. Sahara Avenue, Suite 1495, Las Vegas, Nevada and our telephone number is (702) 866-9960.  Our primary website address is www.thegreenlivinghome.com. The information on, or that can be accessed through this website is not part of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	4,500,000 shares of common stock minimum and 50,000,000 shares of common stock maximum, par value $0.001
Offering price per share:	$ 0.008
Offering period:	The shares are being offered for a period of up to 270 days. The offering period can be extended for additional 180 days at our discretion.
Net proceeds to us:	Approximately $28,454 assuming the minimum number of shares is sold. Approximately $392,454 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (i)
Number of shares outstanding before the offering:	7,000,000
Number of shares outstanding after the offering:	11,500,000 (if minimum number of shares are sold) 57,000,000 (if maximum number of shares are sold)

 (i) If the minimum amount of the shares is sold we will use the proceeds to pay for offering expenses of $7,546.  Of the $7,546, the amounts to be paid from the proceeds for expenses of the offering are: $3,500 for accounting fees; $1,500 for filing fees; $1,400 for legal fees and expenses; $46 for registration fee; and $1,100 for transfer agent fees.  We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

	Six Months Ended September 30, 2012 (Unaudited)	Year Ended March 31, 2012 (Audited)	From inception (April 26, 2010) to March 31, 2011 (Audited)

Revenue	$17,640	$18,300	$1,040
Cost of Revenues	$(10,881)	$(15,613)	$(689)
Expenses*	$(25,915)	$(33,557)	$(1,679)
Net Income (Loss)	$(19,156)	$(30,870)	$(1,328)

* - Include foreign currency translation loss.

Balance Sheet Data:

	September 30, 2012 (Unaudited)	March 31, 2012 (Audited)	March 31, 2011 (Audited)

Working Capital	$(46,578)	$(25,198)	$(1,328)
Total Assets	$4,573	$8,945	$1,040
Total Liabilities	$48,927	$34,143	$2,368

As of September 30, 2012 we had a working capital deficiency of $46,578 (March 31, 2012: $25,198) and accumulated deficit of $(51,354) since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The eco-consulting market is highly competitive and has very low barriers to entry. Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and an established client base. These competitors may be able to devote greater resources to the promotion and sales of their services than we can. If we fail to compete successfully against our competitors, our business could be harmed.

Our auditors have issued a going concern opinion, meaning there is substantial uncertainty whether we will continue operations.

Our auditors have issued a going concern opinion in their report dated August 17, 2012. This means that, as of the time of the opinion, there was substantial doubt that we could continue as an ongoing business for the next twelve months. We have generated $17,640 in revenue for the six months ended September 30, 2012 and $18, 300 for the year ended March 31, 2012 (March 31, 2011: $1,040). Further, we posted net loss of $19,156 for the six months ended September 30, 2012, and $30,870 for the year ended March 31, 2012 (March 31, 2011: $1,328). These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans for our continued existence include selling additional stock and borrowing additional funds to pay overhead expenses.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and its ability to continue in existence. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our business relies on our ability to attract new customers. If we are unable to attract new customers, our business will fail.

Our future growth is dependent on our ability to attract new customers and our ability to sell additional services to our existing customers. We rely on online marketing and referrals from existing customers and other business associates to attract new customers. We also rely on selling additional services to our new or existing clients for additional revenue. If we are unable to attract new customers or sell additional services to our existing customers, our revenue will likely decline and our business will fail.

We lack an operating history. There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on April 26, 2010, have generated $36,980, in revenues and incurred $60,606 in operating costs since inception.  As of September 30, 2012, we had deficit accumulated during the development stage of $(51,354). We have a limited operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to continue generating revenues. However our revenues may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering 4,500,000 shares of common stock minimum, 50,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers.  In the event that 4,500,000 shares are not sold within 270 days of the effective date of our Prospectus, or additional 180 days, all money received by us will be promptly returned to you without deduction of any kind.   We will return your funds to you in the form of a cashier’s check sent by Federal Express on the 271st day, or 451st day in case of the extended period.  If at least 4,500,000 shares are sold within 270 days of the effective date of our Prospectus, or additional 180 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days, or additional 180 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate non-interest bearing current account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days, or additional 180 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you would be treated in a bankruptcy as unsecured creditors and thus would have a claim against the bankruptcy estate that was pari passu with other unsecured creditors. As a result, you may lose your investment, even if we fail to raise the minimum amount in this offering.  There is no assurance that your funds will be returned to you if the minimum offering is not reached. As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported upon in our second annual report on form 10-K.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We will not be required to conduct the evaluation of effectiveness of our internal controls until the end of the fiscal year reported upon in our second annual report on Form 10-K. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

No shares will be issued prior to the minimum offering amount being met. Investors bear risk without enjoying any benefits of share ownership.

The funds received from investors will be maintained in a separate bank account until we receive a minimum of $36,000, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus.  No shares will be issued if the minimum amount is not reached. As a result, investors bear the risk of investing without enjoying any benefits of share ownership.

Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

We depend on key personnel.

Our future  success  will  depend  in  part  on the  continued  service  of key personnel,  particularly, Semyon Erenburg, our  President, Chief Executive Officer and Director and Larisa Galchuk, our Chief Financial Officer and Director.  We have not entered into consulting or employment agreements with our officers and directors. If any of our directors and officers will choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to provide services to our current customers and harm the market’s perception of us.

Our officers, directors, consultants and advisors are not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our directors are not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time, or any business opportunities that they may encounter, between our operations and those of other businesses.

Currently, Semyon Erenburg, our President, and Director, Larisa Galchuk our Treasurer, Chief Financial Officer and Director and Lyubov Zimmerman or Director each commit between 20% and 25% of their time to our business in their capacities as officers and directors. Nevertheless, if the execution of our business plan demands more time than is currently committed by any of our officers, directors, consultants or advisors, they will be under no obligation to commit such additional time, and their failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Additionally, all of our officers and directors, in the course of their other business activities, may become aware of investments, business or information which may be appropriate for presentation to us as well as to other entities to which they owe a fiduciary duty. They may also in the future become affiliated with entities that are engaged in business or other activities similar to those we intend to conduct. As a result, they may have conflicts of interest in determining to which entity particular opportunities or information should be presented. If, as a result of such conflict, we are deprived of investments, business or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected.

None of the members of our Board of Directors are considered audit committee financial experts. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.  If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

We do not intend to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Green Living Concepts Inc. will need to come through appreciation of the stock’s price.

Because our Directors, who are also our sole promoters, will own 60.87% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 60.87% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither our selling stockholders nor we have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active trading market does develop, the market price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

                  -   variations in our quarterly operating results;

                  -   changes in general economic conditions;

                  -    loss of a major customer, partner or joint venture participant; and

                  -    the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

You could be diluted from our future issuance of capital stock and derivative securities.

As of September 30, 2012, we had 7,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.  To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

The company is subject to the 15(D) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as a fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934. Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

 If our common stock is accepted for quotation on the OTC Bulletin Board, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

                 -   that a broker or dealer approve a person's account for transactions in penny stocks; and

                 -   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and  quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

                   -   obtain financial information and investment experience objectives of the person; and

 -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has  sufficient knowledge and experience in financial matters to be capable of evaluating the risks of  transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

  -   sets forth the basis on which the broker or dealer made the suitability determination; and

 -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

You may face significant restrictions on the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future  plans, strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our services, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the eco-consulting  industry,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

Our Offering is being made on a self underwritten basis - with a minimum of $36,000 in gross proceeds.  The table below sets forth the use of proceeds if $36,000 (i.e. gross proceeds of the minimum offering) or $400,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

Our Offering is being conducted on a best-effort minimum 4,500,000/ maximum 50,000,000 basis. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	Minimum Offering Proceeds (Gross: $36,000)	Maximum Offering Proceeds ( Gross: $400,000)
Gross proceeds	$36,000	$400,000
Offering expenses	7,546	7,546
Net proceeds	$28,454	$392,454

The net proceeds will be used as follows:

	Minimum Offering Proceeds (Net: $28,454)	Maximum Offering Proceeds ( Net: $392,454)
Current liabilities	$8,880	$29,269
Marketing	15,000	75,000
Travel expenses	3,000	50,000
General and administrative	1,574	108,185	*
Consulting – alternative energy component	-	130,000	**
TOTAL:	$28,454	$392,454

* - Our general and administrative expenses consist of: professional fees, such as legal, audit and accounting, transfer agent fees and filing agent fees; office expenses; officer compensation; salaries; computer equipment depreciation, and other miscellaneous expenses related to our general corporate activities and implementation of our business plan. If we raise maximum amount we plan to incur $30,000 for professional fees, $24,000 for officer compensation, $40,000 for salaries, $496 for computer equipment depreciation, $10,600 for office in Moscow, Russia, and $3,089 for other miscellaneous expenses. These figures are approximate and may vary depending on our operating activities.

** - If we raise the maximum amount, we plan to expand our services by offering consulting on implementation of alternative energy solutions into renovation and construction projects, such as solar power and geothermal heating and cooling systems. We plan to begin to develop a new revenue stream by conducting a market research study ($5,000), hiring professional consultants ($120,000) and introducing on our website a limited selection of alternative energy solutions ($5,000) that can be employed by our clients. We do not own any patents or interest in any manufacturer or supplier of alternative energy technology or equipment. We do not plan to acquire or invest in the future in any research and development of alternative energy technology. We plan to offer our clients the most suitable solutions and refer them to suppliers of the technology and materials that they can use in renovation or new construction projects.

Total offering expenses are approximately $7,546.  Of the $7,546, the amounts to be paid from the proceeds for expenses of the offering are: $3,500 for accounting fees; $1,500 for filing fees; $1,400 for legal fees and expenses; $46 for registration fee; and $1,100 for transfer agent fees. We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing and generate sufficient revenue from operations, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The offering price of $0.008 of our common stock has been arbitrarily determined in order for us to raise up to a total of $400,000 in this Offering and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of September 30, 2012, the net tangible book value of our shares of common stock was $(44,354) or approximately $(0.0063) per share based upon 7,000,000 shares outstanding.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 57,000,000 shares to be outstanding will be $348,100 or approximately $0.0061 per share.

The amount of dilution to the shareholders acquiring shares in this offering will be $0.0019 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.0124 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.008 per share to $0.0061 per share.

After completion of this Offering, if 50,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 87.72% of the total number of shares then outstanding for which the shareholders acquiring shares will have made cash investment of $400,000, or $0.008 per share.  Our existing shareholders will own approximately 12.28% of the total number of shares then outstanding, for which they have made contributions of cash of $7,000, or $0.001 per share.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 4,500,000 shares are sold, the net tangible book value of the 11,500,000 shares to be outstanding will be $(15,900) or approximately $(0.0014) per share.

The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0094 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.0049 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.008 per share to $(0.0014) per share.

After completion of this Offering, if 4,500,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 39.13% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $36,000, or $0.008 per share.  Our existing shareholders will own approximately 60.87% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $7,000, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0063)
Net tangible book value per share after offering	$0.0061
Increase to present stockholders in net tangible book value per share after offering	$0.0124
Capital contributions (cash)	$7,000
Number of shares outstanding before the offering	7,000,000
Number of shares after offering held by existing stockholders	7,000,000
Percentage of ownership after offering	12.28%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.008
Dilution per share	$0.0019
Capital contributions	$400,000
Number of shares after offering held by public investors	50,000,000
Percentage of ownership after offering	87.72%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0063)
Net tangible book value per share after offering	$(0.0014)
Increase to present stockholders in net tangible book value per share after offering	$0.0049
Capital contributions (cash)	$7,000
Number of shares outstanding before the offering	7,000,000
Number of shares after offering held by existing stockholders	7,000,000
Percentage of ownership after offering	60.87%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.008
Dilution per share	$0.0094
Capital contributions	$36,000
Number of shares after offering held by public investors	4,500,000
Percentage of ownership after offering	39.13%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 4,500,000 shares of common stock minimum, 50,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers. The offering price is $0.008 per share.  In the event that 4,500,000 shares are not sold within 270 days of the effective date of our Prospectus, or additional 180 days in case of the extended period, all money received by us will be promptly returned to you with interest and without deduction of any kind.   We will return your funds to you in the form of a cashier’s check sent by Federal Express on the 271st day, or 451st day in case of the extended period.  If at least 4,500,000 shares are sold within 270 days of the effective date of our prospectus, or additional 180 days, all money received by us will be retained by us and there will be no refund.

The funds will be maintained in a separate bank account until we receive a minimum of $36,000, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus.  No shares will be issued if the minimum amount is not reached. As a result, investors bear the risk of investing without enjoying any benefits of share ownership.  Sold securities are deemed securities that have been paid for with collected funds prior to expiration of 270 days, or additional 180 days.  Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate non-interest bearing current account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days, or additional 180 days.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you would be treated in a bankruptcy as unsecured creditors and thus would have a claim against the bankruptcy estate that was pari passu with other unsecured creditors. As a result, you may lose your investment, even if we fail to raise the minimum amount in this offering.  There is no assurance that your funds will be returned to you if the minimum offering is not reached. As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the Offering.  You will not have the right to withdraw your funds during the Offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the Offering or if there is a material change in the terms of the Offering.  The following are material changes that would entitle you to a refund of your money:

-        a change in the offering price;

-        a change in the minimum sales requirement;

-        a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-        a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-        an extension of the offering period beyond 450 days.

We will sell the shares in this Offering through our Directors, Semyon Erenburg, Larisa Galchuk and Lyubov Zimmerman.  They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.    The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his  participation; and,

2.    The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.   The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 270 days. The offering will continue until all 50,000,000 shares of common stock are sold, the expiration of 270 days from the date of this prospectus, which period may be extended for up to an additional 180 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first. If the 4,500,000 shares minimum has been reached and all 50,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person.  All checks, money orders or certified funds for subscriptions must be made payable to Green Living Concepts Inc. The funds from all accepted subscriptions will be deposited into the bank account until we receive a minimum of $36,000 (cleared through the bank) at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. Only Semyon Erenburg, our Chief Executive Officer, and Larisa Galchuk, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and limited revenues from our business operations.  To meet our needs for cash required for the implementation of our business plan we are attempting to raise money from this offering.

If we raise the minimum amount through this offering, we will be able to achieve short-term goals of our business plan and to continue operations and remain in business for the next 12 months.  If we are unable to generate revenues for any reason, or if we are unable to make a reasonable profit, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend implementation of our business plan until we do raise the cash, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.

If we raise the maximum amount, we believe we can implement our short term and long-term business plan and achieve profitable operations, however, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern for the next five years.  If we raise less than the maximum amount and we need more money, we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans.  Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the development stage of operations and cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertising and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance.

We anticipate relying on equity sales of our common stock in order to continue to fund implementation of our business plan.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

Our results of operations, as reported in our consolidated financial statements, incorporate results of operations of our wholly owned Canadian subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

We were formed on April 26, 2010 and commenced our operations during the period from April 26, 2010 to March 31, 2011. Green Living Concepts Inc. specializes in assisting commercial and residential clients build and/or remodel their projects using sustainable and energy efficient solutions. We offer consulting services to clients with both commercial and residential renovations and new construction projects. Our services include interior design, consultation on energy and water efficiency, recycling and waste management as well as assistance with hiring contractors.

Results of operations for the six months ended September 30, 2012 compared to the six months ended September 30, 2011.

Revenue

We generate revenue from consulting services. Our gross revenue for the six months ended September 30, 2012, was $17,640, compared to $18,300 for the same period in our fiscal 2011.  During the six months ended September 30, 2012 our revenue derived from consulting assessment services on sustainability and energy efficiency of the business premises, consulting and sourcing of insulation (soya based spray foam insulation and cellulose fiber insulation) and consulting, sourcing and installation of water pumps. During the six months ended September 30, 2011 our revenue derived from consulting, sourcing and installation of ductless air conditioners. All equipment installations were done by the third party contractors. Our cost of revenues for the six-month period ended September 30, 2012, was $10,881 (September 30, 2011: $15,613) resulting in a gross profit of $6,759 (September 30, 2011: $2,687). The increase in revenues during the six months of our fiscal 2012 compared to the same period of 2011 was attributable to the increase in number of consulting projects accomplished during this period.

Operating Costs and Expenses

The major components of our expenses for the six months ended September 30, 2012 and 2011 are outlined in the table below:

	Six Months Ended September 30, 2012	Six Months Ended September 30, 2011	Increase (Decrease) $

Depreciation	$ 248	$ -	N/A
Professional fees	8,050	-	N/A
Officer compensation	2,400	3,200	(800)
Office	612	13,403	(12,791)
Other	1,780	10,340	(8,560)
Salaries	12,650	-	N/A
	$ 25,740	$ 26,943

The increase in our operating costs for the six months ended September 30, 2012, compared to the same period in our fiscal 2012, was due to an increase in our corporate activities, an increase in expenses related to implementation of our business plan and an increase in professional fees associated with preparation of our Registration Statement. During the six months ended June 30, 2012 we purchased new computer equipment and recorded a depreciation expense of $248 for the period. We incurred $8,050 (September 30, 2011: $Nil) in professional fees during the six months of our fiscal 2013. These fees consisted of accounting and audit fees incurred by the company in relation to the audit of our financial statements and preparation of our Registration Statement on the Form S-1.

The President of the Company provides management consulting services to the Company. During the six months ended September 30, 2012, management consulting services of $1,200 (September 30, 2011: $1,600) were charged to operations. The Chief Financial Officer of the Company provides consulting services to the Company. During the six months ended September 30, 2012, consulting services of $1,200 (September 30, 2011: $1,600) were charged to operations. A portion of consulting services directly related to sales provided by the President and Chief Financial Officer totaling $2,400 was reported as cost of sales as of September 30, 2012.

Other expenses of $1,780 represent bank charges of $253, filing fees of $1,075 and office rent of $452. The increase in these costs was attributable to implementation of our business plan and general corporate activities. In addition to operating expenses, the company incurred $175 in foreign currency transaction loss as of September 30, 2012 (September 30, 2011: $472).

Results of operations for the year ended March 31, 2012 compared to the period from inception (April 26, 2010) to March 31, 2011.

We were formed on April 26, 2010. Accordingly, the results of operations during the first fiscal period are not necessarily indicative of the results for the regular (12 months) full fiscal year. All revenues, cost of revenues and operating expenses during our fiscal 2011 were affected by the shorter reporting period compared to the full year of 2012.

Revenue

Our gross revenue for the year ended March 31, 2012, was $18,300, compared to $1,040 for the period from inception (April 26, 2010) to March 31, 2011. During the year ended March 31, 2012 our revenue derived from consulting, sourcing and installation of ductless air conditioners. All equipment installations were done by the third party contractors. The increase in revenues was attributable to the increase in the number and value of projects during the full (12 months) fiscal year compared to the shorter reporting period ended March 31, 2011.  Our cost of revenues for the year ended March 31, 2012, was $15,613 (March 31, 2011: $689) resulting in a gross profit of $2,687 (March 31, 2011: $689). The increase in cost of revenues during our fiscal 2012 was attributable to the increase in numbers and complexity of the projects resulting in the increase in our expenses and fees from third party contractors.

Operating Costs and Expenses

The major components of our expenses for the year ended March 31, 2012 and period from inception to March 31, 2011 are outlined in the table below:

	Year Ended March 31, 2012	From Inception (April 26, 2010) To March 31, 2011	Increase (Decrease) $

Officer compensation	$ 8,000	$ -	N/A
Professional fees	1,250	-	N/A
Office	12,908	-	N/A
Other	11,030	866	10,164
Legal-Organization costs	-	813	N/A
	$ 33,188	$ 1,679

The increase in our operating costs in our fiscal 2012, compared to our fiscal 2011, was due to an increase in our corporate activities and an increase in expenses related to implementation of our business plan. The legal-organization costs of $813 represent the company’s formation expenditures and incorporation of the subsidiary. Other expenses of $11,030 represent bank charges of $265; filing fees of $125, travel expenses of $10,144 and miscellaneous expenses of $496.

The company's President and Chief Financial Officer provided consulting services to the company as per an unwritten arrangement with the company at $400 per month during the period from June 1, 2011 to March 31, 2012. These services included: overseeing daily operations; identifying new customers, corresponding with customers, vendors, business partners, professional firms and regulatory authorities; monitoring the company’s reporting and compliance activities and project management. During the year ended March 31, 2012, management consulting services from the Company’s President of $4,000 (March 31, 2011: $Nil) were charged to operations. During the same fiscal 2012 consulting services from Chief Financial Officer of $4,000 (March 31, 2011: $Nil) were charged to operations.

During the year ended March 31, 2012 we have hired consultants in the areas of bookkeeping and accounting.  We have retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.  As of the date of this prospectus we have one full-time employee in addition to our officers and directors. We plan to hire additional personnel, subject to financing and our cash flow from operations, within twelve months from the effective date of our registration statement.

Since inception, we have sold 7,000,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $7,000.

Liquidity and Capital Resources

Working Capital	As of September 30, 2012	As of March 31, 2012	As of March 31, 2011
Current Assets	$2,349	$8,945	$1,040
Current Liabilities	$48,927	$34,143	$2,368
Working Capital Deficiency	$(46,578)	$(25,198)	$(1,328)

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	Six Months Ended September 30, 2012	Year Ended March 31, 2012	April 26,2010 (Inception) Through March 31, 2011
Cash provided by (used in) operating activities	$(4,244)	$1,941	$-
Cash used in investing activities	$(2,472)	$-	$-
Cash provided by financing activities	$-	$7,000	$-
Net increase (decrease) in cash	$(6,716)	$8,945	$-

We have generated revenues of $17,640 during the six months ended September 30, 2012 and $18,300 and $1,040 for the years ended March 31, 2012 and 2011 respectively. In addition to cash received from consulting services, we received proceeds from the issuance of 7,000,000 shares of common stock at $0.001 per share during the year ended March 31, 2012. No shares were sold during the year ended March 31, 2011, or six months ended September 30, 2012. We had no other sources of cash inflow during the reporting periods.

We anticipate that for the next 12 months we will be generating cash from the same revenue stream. We believe that our cash generated from operations and cash on hand will provide sufficient capital to fund our operations and meet our cash needs on a short term and long term basis for the next twelve months. In addition, we intend to finance our internal growth with cash on hand, cash provided from operations, borrowings, debt or equity offerings, or some combination thereof.

We intend to increase our revenues by offering other services and products to our existing clients. These services will provide additional cash inflow for our working capital. There is no guarantee that our clients will sign up for one or more of these services.

Cash Flows from Operating Activities

Our cash flows from operating activities represent the most significant source of funding for our operations. The major uses of our operating cash include funding payroll (salaries, bonuses and benefits), general operating expenses (marketing, travel, computer, legal and professional expenses, and office rent) and cost of revenues. Our cash provided by operating activities generally follows the trend in our net revenues and operating results.

Six Months ended September 30, 2012 and 2011

Our net cash used in operating activities of $4,244 for the six months ended September 30, 2012 was primarily the result of our net income plus non-cash charges, such as depreciation and amortization. Cash flows resulting from changes in assets and liabilities include an increase in prepaid expenses of $120, in accounts payable and accrued liabilities of $8,924, in amounts due to related party of $4,800 and the increase in payroll taxes payable of $1,060. The increase in accounts payable and accrued liabilities reflected the increase in our general operating expenses incurred during the six months ended September 30, 2012 that remained unpaid at the end of the reporting period. The increase in payroll taxes payable was due to payroll taxes owed by the company at the end of September of 2012. These taxes were remitted in October of 2012 within a prescribed time period.

Our cash provided by operating activities of $9,898 for the six months ended September 30, 2011 was primarily the result of our net income during the reporting period. Cash flows resulting from changes in assets and liabilities include an increase in accounts payable and accrued liabilities of $31,426 and amounts due to related party of $3,200. The increase in accounts payable and accrued liabilities reflected the amounts of our expenses associated with our cost of revenue and general and administrative expenses. These expenses were incurred during the six months ended September 30, 2011 and remained unpaid at the end of the reporting period.

Years ended March 31, 2012 and 2011

Our cash provided by operating activities of $1,945 during the year ended March 31, 2012 (March 31, 2011: $Nil) was mostly the result of our revenues of $18,300 (March 31, 2011: $1,040). Cash flows resulting from changes in assets and liabilities during the year ended March 31, 2012 include a decrease in accounts receivable and an increase in accounts payable and accrued liabilities and amounts due to related parties. The decrease in accounts receivable was mostly due to the improved effectiveness of the collection of outstanding amounts and implementation of a requirement of a mandatory retainer from new clients. The increase in accounts payable and accrued liabilities correlates with the increase in expenses incurred in relation to our consulting services rendered during the year that remained unpaid as of

March 31, 2012.  The increase in the amounts due to the related parties was due to the increase in the outstanding balance of consulting fees charged by the Company’s President and Chief Financial Officer during the year. The Company owed to the President and Chief Financial Officer $8,000 for consulting services as of March 31, 2012.

We did not generate any cash from operating activities during the year ended March 31, 2011.

We expect that cash provided by operating activities may fluctuate in future periods as a result of a number of factors including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

We did not generate any cash from investing activities during the years ended March 31, 2012 and 2011. The only cash used in investing activities was cash that we paid for the purchase of the computer equipment during the three months ended June 30, 2012. We paid $2,472 for computer equipment. We may invest in computer equipment and software during our current fiscal year, subject to financing. Depreciation expense will also be affected by the addition of computer equipment to our pool of capital assets.

Cash Flows from Financing Activities

During the first quarter ended June 30, 2011 of our fiscal year ended March 31, 2012 the Company sold 7,000,000 shares of common stock at par to the Company Directors for $7,000 in cash. No cash was generated or used by financing activities during the year ended March 31, 2011.

We believe that we need approximately an additional $36,000 (gross) to implement our short-term business plan and meet our working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan (see Plan of Operations, page 24). As of the date of this Registration Statement we do not have any other arrangements of sources of financing beside anticipated proceeds from this offering and proceeds from future sales.

We anticipate future capital requirements for financing of our ongoing operations to be approximately $80,000 per year. In addition we will require approximately $390,000 over a five-year period for development and introduction of new services and products.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits sufficient to cover our operating costs or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

We were formed on April 26, 2010. Green Living Concepts Inc. specializes in assisting commercial and residential clients to build and/or remodel with high-end sustainable and energy efficient solutions. We offer consulting services to clients with both commercial and residential renovations and new construction projects. Our services include interior design, consultation on energy and water efficiency, recycling and waste management as well as assistance with hiring contractors.

We also provide assessment services that include a physical inspection, analysis and detailed reporting with recommendations on improving sustainability of a business or residence. We plan to expand our operations to the emerging markets of Russia and other Eastern European countries.

On May 6, 2010 we have incorporated a wholly owned (ownership interest – 100%) subsidiary Green Living Concepts Inc. (Canada). Our consolidated financial statements include the accounts of our subsidiary. All significant intercompany balances and transactions have been eliminated on consolidation.

References in this Prospectus to “Green Living Concepts” refer to Green Living Concepts Inc. and its subsidiary, on a consolidated basis, unless otherwise indicated or the context otherwise requires.

Industry Overview

Green Development

Green development is the latest trend in real estate development based on the use of ecologically clean and natural materials, both in the process of construction and during further operation and use. Green development first emerged several years ago in an effort to provide ecologically responsible and sustainable building alternatives. The term refers to construction or remodeling using natural and environmentally friendly materials.  The purpose of green development is to create favorable conditions for life, work and leisure using materials that have a minimal impact on the environment, preserving the existing ecological equilibrium. This is done when construction projects skillfully combine a well-thought-out architectural concept, energy saving technologies, natural construction materials and, most importantly, responsible and careful consideration of the impact of the project on the environment.

The standards of green development are there to improve such indicators of construction and operation of buildings as indoor air quality, emissions control, energy saving, efficiency of water usage, limitation and recycling of household waste, preservation and growth of green plantations and natural habitat for animals and birds, as well as provision of economic and social wellbeing.

All these requirements may be met by: thorough, careful selection of development sites, detailed development planning, application of energy saving technologies, harmonious interior planning of buildings, the use of ecologically clean construction and finishing materials (preferably locally sourced or produced), as well as a responsible approach to building management.

“Green” eco-friendly building materials and household products.

In order to use green building products, the first step is to determine what qualifies a product for inclusion into this category. Standards and thresholds have evolved over time, and criteria that determine how green a product is, will continue to change.  As they do, the products included in the category of green and eco-friendly will evolve constantly. The ideal culmination of the green building movement would be a database in which the life-cycle environmental impacts of different materials were fully quantified and the impacts weighted so that a designer could easily see which material was better from an environmental standpoint. Experts in this field are trying to weigh, for example, the resource-extraction impacts of one product with the manufacturing impacts of another, and the indoor-air-quality impacts of a third.

A great many materials are used in building a residential home or an office building. Even in the greenest of projects it is likely that many products that are not considered green will be used—but they are used in a manner that helps reduce the overall environmental impact of the building. A particular window may not be green, but the way it is used maximizes collection of low winter sunlight and blocks the summer sun. Even a relatively conventional window can help make a house green. Creating a green building means matching the products and materials to the specific design and site to minimize the overall environmental impact.

Green products could be used in inefficient ways that result in buildings that are far from being environmentally responsible. In a well-thought-out building design, however, substituting green products for conventional products can make the difference between a good building and a great one.

It is important to note that multiple criteria often apply—in other words, a product may be considered green for more than one reason. Take recycled plastic lumber, for example: it is made from recycled waste, it is highly durable and it can obviate the need for pesticide treatments. Straw particleboard products are made from agricultural waste materials, and they are free from formaldehyde off gassing. A product with multiple benefits could qualify to be green on the basis of its overall environmental performance, even if it does not meet a threshold in any one category alone. Conversely, a product with one or more green attributes might not qualify if it also carries significant environmental burdens. For example, wood treated with toxic preservatives has advantages in terms of durability, but it would not be considered green due the health and environmental hazards it represents.

Eco-Consulting

Over the past several years, the eco-consulting space in Russia has become more prominent. There are more opportunities for customers to select building materials, appliances and finishes for their homes in Russia, as many new condos are sold in an unfinished state. After the sale, the purchaser can customize their dwelling to their specifications, including choosing eco-friendly options. Home remodeling is also very popular and one can find huge shopping centers for home remodeling in major cities like Moscow. One example is the OBI chain of home improvement stores. Most eco-consulting firms in Russia provide services to residential customers for new construction projects and home remodeling.

Eco-consulting services for Russian businesses focus mainly on compliance with government standards for waste management and environmental protection. We plan to focus mainly on consulting for energy saving strategies and interior renovations for office spaces to maximize employee satisfaction and productivity.

Target market

In Russia, interest in an environmentally conscious lifestyle is becoming more popular amongst the middle class population. In the past, as far as real estate was concerned, the outskirts of major cities such as Moscow, St. Petersburg and others were primarily areas where urban dwellers purchased recreational properties.

Recently, as the middle class gets pushed out by the cities’ high real-estate prices, more and more people are looking to new developments outside the urban areas and major cities for affordable housing with similar levels of quality. Developers are also beginning to show more interest in the regions that lie in close proximity to urban centers. Apart from a few districts on the outskirts of the city, Moscow has little free land left for mass housing development. It is also a lot easier from an administrative point of view to get land in the regional, rural areas. The smaller the plot of land involved, the easier it is to get authorization from the district authorities for development.

Another advantage of regional, rural developments is that developers are not limited by the restrictions of district urban development plans, like the ones in Moscow. Many of Moscow’s satellite cities either do not have such plans, or the ones they do have are now outdated and are not used. This means that developers are free to build without red tape from district authorities.

The big housing-construction groups in Moscow, such as DSK-1, are now developing the regional market by building new housing in the outskirts of major cities. Urban dwellers looking to purchase a home but that are unable or unwilling to buy a house are starting to look at condominium developments in exclusive rural areas, such as Zhukovka or Barvikha.

Townhouse settlements are a growing segment in Russian housing market. They combine the advantages of individual houses with the comforts of upscale apartments. Townhouses built by the MIEL-Nedvizhimost agency at Barvikha-2 enjoy stable demand, according to realtors, and sell for $3,000 and up per sq. meter. A similar property located within Moscow would cost at least twice as much.

Satellite towns that are unpolluted and offer good-quality, nonstandard housing projects have become increasingly popular. So far, however, they offer only scattered stand-alone houses rather than developed districts with the necessary range of infrastructure features. Housing districts such as the northwest of Moscow, built in a protected natural enclave, is the result of the city’s Department of Construction Investment Program. This district is also getting a lot of attention from potential buyers. Of the 790 hectares in the project, 273 hectares are being left untouched, as sport hillsides, birch and oak groves and clean springs.

Many buyers are attracted by good transportation links,, clean environment and quality housing in such developments.

Slightly farther from the city center, the Novorizhskoe area is the up-and-comer and is burgeoning with new developments. There are now 350 gated communities on the market in Russia, about half in the Novorizhskoe region that is 16 mile, northwest of Moscow in Novorizhskoe’s Istra district. A different concept of luxury is being introduced in that area. The major indicator of luxury is now considered to be green development. Luxury no longer means excessive use of glitzy, extravagant building  materials but rather constructing buildings with natural materials such as wood and stone, using recycled water and trying to use alternative energy sources. Currently, various-stage projects based on the green development principle are being launched. In the near future, several companies plan to launch brand new projects on the Russian market — an ECO² (‘double eco’) estate community. It is based on the principle of creating a natural habitat featuring ecological purity and economic availability.

There are many active players in the market of development of new eco-friendly housing projects. Amongst them are INCOM, RODEX Group, Open Investments, Sapsan, Alterwest, Magistral, Witstroy co., Agroimpex, Capital Story, Kores Story and Masshtab. Modern energy, resource economy and eco-friendly technologies are in demand in all types of dwellings, from cottages to residential apartments. It is expected that these solutions will be implemented both for erection of new buildings and during planned renovation of old ones.

Competition

Competition in the eco-consulting industry is very intense. With a number of large corporations and small independent consultants available to customers, we face intense competition for clients. Because of the low barrier for entry to this industry, more competitors are entering the space. We also face competition from interior designers and contractors who choose to specialize in eco-friendly design and construction.

In addition to well-established large companies, Russia has a number of independent consultants who offer similar services to ours. Some examples of competitors in this space include "EYS Eco-Firm", "Consalting.su" and "MRCB Consulting Firm". These competitors offer similar services to us, including eco-audits, consulting on renovation and new construction projects and providing consulting services to businesses.

Our Business

Description of Business

Green Living Concepts Inc. is a consulting firm specializing in construction and renovation with an eco-conscious focus. We serve both residential and commercial clients on projects of various degrees of complexity. We consult on a variety of areas, including recycling and waste management, eco-friendly building material selection, water conservation and energy efficiency, interior design, renovations for improved sustainability and energy efficiency and assessment services.

Our current services include:

Energy Efficiency and Water Conservation

We perform a comprehensive energy and water usage audit and examine areas where energy and water efficiency can be improved. The audit is done with a site visit by a consultant. After the audit is completed, a comprehensive report is generated that outlines areas of possible improvement and list of recommendations. The goal of our recommendations is to minimize resource and energy use without compromising current living and working standards. We charge an hourly rate for the visit and compilation of the report. The client also may choose to retain us to assist in implementation of the recommendations. As well as a standalone one-off service, we offer this analysis prior to commencement of projects that are broader in scope, such as major renovations.

Interior Design

We work with clients to design spaces that are energy efficient, low in toxins and allergens and feature eco-friendly materials.

Green Living Concepts offers a comprehensive range of design services that take into account everything from green roofs and solar panels to low toxicity paints and natural fiber carpets. Our services include interior design of spaces, recommendations on finishes and sourcing materials for customers. We also coordinate with contractors or assist the client in securing a reliable contractor.

Renovation and New Construction Projects

We work on renovations of homes, condo units and commercial spaces. Our consultants can be engaged at any stage of the project to help the client create a healthy, eco-friendly, beautiful space that will enhance their daily life. We consider the following areas in the consulting process: toxicity of building materials, natural and artificial lighting, allergen reduction and air quality, heating and air conditioning, waste removal and management, energy efficiency and insulation.

Some services we offer include a one-time eco-audit for a new client. The end result is a comprehensive report with our recommendations for improvements in the six key areas mentioned above.

Plan of Operations

We expect to complete our offering within two to six months from the effective date of our registration statement.

Our plan over the next twelve months is to expand our client base and to introduce new consulting services. This will allow us to add revenue streams outside of our current consulting services, as well as potentially expand our client base. Depending on the amount of money raised in this offering, we plan to expand our service offerings to include sales of alternative energy components to our array of consulting services and continue to expand our consulting areas of focus. The scope of the expansion will depend on the amount raised in this offering.

If we raise the minimum amount, we plan to:

a)       Invest in marketing and advertising. We plan to create a marketing campaign to expand our client base and raise awareness of our services. We hope to target high net worth customers who are looking to redesign their dwelling spaces by creating a high-end printed kit that will include brochures and information about reducing toxins and allergens in the home. We expect to spend approximately $12,000 to develop and print the kits as well as allocating some of the funds to a marketing campaign.

b)      Core business expansion. We plan to use the rest of the money raised through this offering  to expand our core business by investing in employee training, marketing our services and hiring new employees, as the budget permits.

If we raise the maximum amount, we plan to implement the aforementioned plan of investing in a marketing campaign and expanding our core business. In addition, we want to expand our services by offering consulting on implementation of alternative energy solutions into renovation and construction projects, such as solar power and geothermal heating and cooling systems. We plan to begin to develop a new revenue stream by conducting a market research study, hiring professional consultants and introducing on our website a limited selection of alternative energy solutions that can be employed by our clients.

We do not own any patents or interest in any manufacturer or supplier of alternative energy technology or equipment. We do not plan to acquire or invest in the future in any research and development of alternative energy technology. We plan to offer our clients the most suitable solutions and refer them to suppliers of the technology and materials that they can use in renovation or new construction projects.

We expect to spend approximately $130,000 on development of the alternative energy component of our consulting services.

In order to conduct business in Russia we have opened an office in Moscow, and hired one full time consultant and an administrative assistant. Our consultant is currently engaged in establishing a client base for our eco-consulting services in Moscow. Currently, we finance our Moscow office from revenues generated by our operations. If we raise the maximum amount of proceeds, we intend to use $10,600 from the proceeds for the Moscow office expansion. If we raise the minimum amount of proceeds, we will continue financing our office in Moscow from revenues generated by operations.

All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering we may not be able to hire additional employees.

Long-term Plan of Operations

Our long-term, five-year plan is to expand our client base, introduce new services subject to financing and sufficient cash flow from operations, and continue marketing our services to potential clients. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan.

Financing

We intend to raise a minimum of $36,000 and up to a maximum of $400,000 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to implement our short-term business plan and to meet our capital requirements for at least the next 12 months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Description of Property

Our principal executive offices are located at   1810 E. Sahara Ave., Suite 1495, Las Vegas, NV 89104 and our telephone number is (702) 866-9960.  Our primary website address is www.TheGreenLivingHome.com. We do not hold ownership or leasehold interest in any property and pay our rent on a monthly basis.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Semyon Erenburg	66	President, Chief Executive Officer, Director
Larisa Galchuk	47	Treasurer, Chief Financial Officer, Secretary, Director
Lyubov Zimmerman	40	Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Green Living Concepts affairs.

Semyon Erenburg. Semyon Erenburg is a qualified Civil Engineer with over 30 years experience in the engineering consulting industry. He is experienced in acting as a technical and transaction advisor on projects, including project appraisal and evaluation. In the past five years (from February 2006 to present) Mr. Erenburg worked as a project manager of OOO “AlfaStroi” where he was involved in a wide variety of domestic and international construction projects.  The following skills were considered when appointing Mr. Erenburg as a director of the Company:

•         formal civil engineering education and training;

•         years of experience in engineering, construction industry including project appraisal;

•         evaluation and management expertise from the design stage to the implementation stage ensuring that the project is implemented in accordance with client specifications;

•         expertise with various latest engineering tools and cost evaluation techniques.

Larisa Galchuk. Larisa Galchuk graduated from the Civil Engineering Institute and specializes in construction and engineering cost analysis. She works as a construction cost estimator providing clients with detailed quantity takeoffs and pricing starting from a construction project's conception phase to completion. For the past decade, from May 2002 until present Mrs. Galchuk worked for Sibgrazdanproekt and was involved in construction projects in various regions of Russia. Over the years, Mrs. Galchuk has gained experience and knowledge in budgeting, planning and monitoring of investment projects.

The following skills were considered when appointing Mr. Galchuk a director of the company:

•         experience with take-off and conceptual estimating in construction industry, knowledge of estimating software;

•         experience in analysis of all project costs, subcontractor quotations, scope-of-work analysis and breakout, and task scheduling;

•         experience in mentoring and providing guidance to less experienced project managers/cost analysts.

Lyubov Zimmerman. Lyubov Zimmerman is a freelance designer and in the past five years (June 2005 to present) she has been working as an independent designer/consultant through her firm “Zim Design Studio” on variety of sustainable renovation and construction projects. None of her current and former clients is a parent, subsidiary or other affiliate of Green Living Concepts Inc. Lyubov Zimmerman is constantly broadening her expertise in sustainable building practices. The main focus of her projects is on the use of recycled materials, including the incorporation of living trees and plants into the interior. Some of her green building strategies include furnishings made of reclaimed woods, massive skylights, and use of non-toxic materials and paints.  Management believes that Mrs. Zimmerman will benefit the company due to her experience in the following fields:

•         integration of  interior design and green building practices;

•         interior design that combines sustainably produced building materials, furnishings,  with style and contemporary design;

•         consulting on green and health-focused both commercial and residential projects;

•         improvement of  resource and energy efficiencies, developing strategies for improving indoor air quality, and recommendations for green and healthy materials and products;

•         running a start-up company from an incorporation stage to a small size consulting firm.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on April 26, 2010 through March 31, 2012, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Non-quali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)*	($)
Semyon Erenburg	2012	0	0	0	0	0	0	4,000	4,000
President, CEO	2011	0	0	0	0	0	0	0	0

Larisa Galchuk, CFO,	2012	0	0	0	0	0	0	4,000	4,000
Treasurer,	2011	0	0	0	0	0	0	0	0

* - The company's president and chief financial officer provided consulting services to the company as per unwritten arrangement with the company at $400 per month starting June 1, 2011. These services include: overseeing daily operations; identifying new customers, corresponding with customers, vendors, business partners, professional firms and regulatory authorities; monitoring the company’s reporting and compliance activities; project management.

The following table sets forth information with respect to compensation paid by us to our directors during the period from inception on April 26, 2010 through March 31, 2012.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Semyon Erenburg	0	0	0	0	0	0	0
Larisa Galchuk	0	0	0	0	0	0	0
Lyubov Zimmerman	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of September 30, 2012, of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of September 30, 2012, and January 22, 2013, there were 7,000,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering with Minimum Number of Shares Sold	Percent of Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)

Common	Semyon Erenburg, President C.E.O., and Director	3,500,000	50.00	30.44	6.14

Common	Larisa Galchuk ,C.F.O., and Director	3,500,000	50.00	30.43	6.14

	Lyubov Zimmerman, Director	-	-	-	-

	All Officers and Directors as a Group that consists of three persons	7,000,000	100.00	60.87	12.28
(1) - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved exceeds the lesser of $120,000 or one percent company's total assets at year end for the last completed fiscal year.

Consulting services provided by the President and Chief Financial Officer for six months ended September 30, 2012, for the year ended March 31, 2012 and for the period from April 26, 2010 (inception) through March 31, 2011 were as follows:

	For the Six Months Ended September 30, 2012		For the Fiscal Year Ended March 31, 2012	For the Period from April 26, 2010 (inception) through March 31, 2011

President	$1,200		$4,000	$-
Chief Financial Officer	1,200		4,000	-
	$2,400	*	$8,000	$-

* - A portion of consulting services directly related to sales provided by the President and Chief Financial Officer totaling $2,400 was reported  as cost of sales as of September 30, 2012.

We did not have any promoters besides our directors at any time during the past five fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Green Living Concepts Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Green Living Concepts, whether voluntary or involuntary, to share equally in the assets of Green Living Concepts available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Green Living Concepts' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Green Living Concepts’ common stock are entitled to dividends if declared by the Board of Directors out of funds legally available.  Green Living Concepts does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Green Living Concepts’ financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common stock prevailing from time to time. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock.

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 7,000,000 issued and outstanding shares have been held since June, 2011, and are subject to the sale limitations imposed by Rule 144.

Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Green Living Concepts Inc.

During the past ten years, Mr. Erenburg, Mrs. Galchuk and Mrs. Zimmerman have not been the subject of the following events:

1.  Any bankruptcy petition filed by or against any business of which Mr. Erenburg, Mrs. Galchuk or Mrs. Zimmerman were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

         2.  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Erenburg’s, Mrs. Galchuk’s or Mrs. Zimmerman’s involvement in any type of business,     securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  Directors, officers  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction.  We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this  Prospectus  and the  Registration Statement  have been audited by Ronald R. Chadwick P.C., Registered Certified Public Accountants,  to the  extent  and for the  periods  set  forth in  their  report appearing  elsewhere in this document and in the  registration  statement  filed with the SEC,  and are  included  in reliance  upon such  report  given upon the authority of said firm as experts in auditing and accounting.

Harrison Law, P.A., our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

FINANCIAL STATEMENTS

GREEN LIVING CONCEPTS INC.

(A DEVELOPMENT STAGE COMPANY)

SEPTEMBER 30, 2012 AND 2011

(Unaudited)

GREEN LIVING CONCEPTS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(Unaudited)

ASSETS
	September 30,	March 31,
	2012	2012

Current Assets:
Cash	$ 2,229	$ 8,945
Prepaid expenses	120	-
Total current assets	2,349	8,945
Computer equipment, net	2,224	-
Total Assets	$ 4,573	$ 8,945

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued liabilities	$ 35,067	$ 26,143
Accounts payable - related party	12,800	8,000
Payroll taxes payable	1,060	-
Total current liabilities	48,927	34,143
Total Liabilities	48,927	34,143

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized;
7,000,000 shares issued and outstanding	7,000	7,000
Accumulated deficit	(51,354)	(32,198)
Total stockholders' equity (deficit)	(44,354)	(25,198)
Total Liabilities and Stockholder's Equity (Deficit)	$ 4,573	$ 8,945

See accompanying notes to the consolidated financial statements

GREEN LIVING CONCEPTS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
					Cumulative
	Three Months	Three Months	Six Months	Six Months	From Inception
	Ended	Ended	Ended	Ended	(April 26, 2010)
	September 30,	September 30,	September 30,	September 30,	Through September 30,
	2012	2011	2012	2011	2012
Revenues, net	$ 10,380	$ -	$ 17,640	$ 18,300	$ 36,980
Cost of Revenues	9,681	-	10,881	15,613	27,183
Gross Profit	699	-	6,759	2,687	9,797
Expenses:
General and administrative-
Depreciation	125	-	248	-	248
Legal - Organization costs	-	-	-	-	813
Professional fees	4,050	-	8,050	-	9,300
Office	-	12,907	612	13,403	13,519
Officer compensation	1,200	2,400	2,400	3,200	10,400
Other	1,354	10,191	1,780	10,340	13,676
Salaries	12,650	-	12,650	-	12,650
Total operating expenses	19,379	25,498	25,740	26,943	60,606
Income (Loss) from Operations	(18,680)	(25,498)	(18,981)	(24,256)	(50,809)
Other (Income) Expense
Foreign currency transaction loss	134	463	175	472	545
Total Other (Income) Expense	134	463	175	472	545
Provision for Income Taxes	-	-	-	-	-
Net Income (Loss)	$ (18,814)	$ (25,961)	$ (19,156)	$ (24,728)	$ (51,354)

Net Income (Loss) Per Common Share:
Net income (loss) per common share - Basic and Diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	7,000,000	7,000,000	7,000,000	4,379,781

See accompanying notes to the consolidated financial statements

GREEN LIVING CONCEPTS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (APRIL 26, 2010)
THROUGH SEPTEMBER 30, 2012
(Unaudited)

	Common stock		Accumulated
Description	Shares	Amount	Deficit	Total

Balance - April 26, 2010	-	$ -	$ -	$ -
Net loss for the period	-	-	(1,328)	(1,328)
Balance - March 31, 2011	-	-	(1,328)	(1,328)

Common stock issued for cash at $0.001 per share	7,000,000	7,000	-	7,000
Net income for the year	-	-	(30,870)	(30,870)
Balance - March 31, 2012	7,000,000	7,000	(32,198)	(25,198)

Net loss for the period	-	-	(19,156)	(19,156)
Balance - September 30, 2012	7,000,000	$ 7,000	$ (51,354)	$ (44,354)

See accompanying notes to the consolidated financial statements

GREEN LIVING CONCEPTS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
			Cumulative
	Six Months	Six Months	From Inception
	Ended	Ended	(April 26, 2010)
	September 30,	September 30,	Through September 30,
	2012	2011	2012

Operating Activities:
Net Income (Loss)	$ (19,156)	$ (24,728)	$ (51,354)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	248	-	248
Changes in Current Assets and Liabilities-
Prepaid expenses	(120)	-	(120)
Accounts payable and accrued liabilities	8,924	31,426	35,067
Accounts payable - related party	4,800	3,200	12,800
Payroll taxes payable	1,060	-	1,060
Net Cash Provided by Operating Activities	(4,244)	9,898	(2,299)

Investing Activities:
Purchases of property and equipment	(2,472)	-	(2,472)
Net Cash (Used in) Investing Activities	(2,472)	-	(2,472)

Financing Activities:
Proceeds from issuance of common stock	-	7,000	7,000
Net Cash Provided by Financing Activities	-	7,000	7,000

Net Increase in Cash	(6,716)	16,898	2,229
Cash - Beginning of Period	8,945	-	-
Cash - End of Period	$ 2,229	$ 16,898	$ 2,229

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -
Income taxes	$ -	$ -

See accompanying notes to the consolidated financial statements

GREEN LIVING CONCEPTS INC.

(A DEVELOPMENT STAGE COMPANY)

SEPTEMBER 30, 2012 AND 2011

(Unaudited)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – organization and operations

Green Living Concepts Inc.

Green Living Concepts Inc. (the “Company” or “GLCI”), was incorporated under the laws of the State of Nevada on April 26, 2010 (“Inception”). The Company specializes in assisting commercial and residential clients build and/or remodel their projects with sustainable and energy efficient solutions. The Company also provides assessment services that include a physical inspection, analysis and recommendations on improving sustainability of a business or residence.

Formation of Green Living Concepts (Canada) Inc.

On May 26, 2010, the Company formed a wholly owned subsidiary, Green Living Concepts Inc., an Ontario, Canada Corporation (“GLCI Canada”). GLCI Canada uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, GLCI Canada, incurs certain expenses in Canadian Dollars.

Note 2 – summary of significant accounting policies

Basis of presentation – unaudited interim financial information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These unaudited interim consolidated financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended March 31, 2012 and notes thereto contained in the information as part of the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on August 31, 2012.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Green Living Concepts Inc. and its subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although, the Company has generated revenues it has incurred operating expenses and expenses associated with implementation of its business plan resulting in net operating losses for the reported periods and accumulated deficit since inception. The Company is devoting substantially all of its efforts on generating revenues and implementation of its business plan.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of computer equipment; income tax rate, income tax provision and valuation allowance of deferred tax assets; its wholly-owned subsidiary’s functional currency and foreign currency exchange rate; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.  Actual results could differ from those estimates.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable, accrued expenses, and payroll taxes payable approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders due to their related party nature.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include office equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income and comprehensive income (loss).

Fiscal year end

The Company elected March 31 as its fiscal year end date.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts.  The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

At September 30, 2012 and 2011, there was no allowance for doubtful accounts. The Company does not have any off-balance-sheet credit exposure to its customers.

Office equipment

Office equipment is recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involvedb.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Foreign currency transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than the U.S. Dollar, which is the Company’s reporting currency and functional currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the reporting currency and the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

GLCI Canada uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, GLCI Canada, incurs certain expenses in Canadian Dollars. The change in exchange rates between the U.S. Dollar and the Canadian Dollar, the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally is included in determining net income (loss) for the period in which the exchange rate changes.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at September 30, 2012 and 2011.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive shares outstanding for the six months ended September 30, 2012 and 2011 or for the period from April 26, 2010 (inception) through September 30, 2012.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

FASB Accounting Standards Update No. 2011-05

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements.

Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

  The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-10

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-10“Property, Plant and Equipment: Derecognition of in Substance Real Estate-a Scope Clarification” (“ASU 2011-09”). This Update is to resolve the diversity in practice as to how financial statements have been reflecting circumstances when parent company reporting entities cease to have controlling financial interests in subsidiaries that are in substance real estate, where the situation arises as a result of default on nonrecourse debt of the subsidiaries.

The amended guidance is effective for annual reporting periods ending after June 15, 2012 for public entities. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11“Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2011-12

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-12“Comprehensive Income:  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05” (“ASU 2011-12”). This Update is a deferral of the effective date pertaining to reclassification adjustments out of accumulated other comprehensive income in ASU 2011-05. FASB is to going to reassess the costs and benefits of those provisions in ASU 2011-05 related to reclassifications out of accumulated other comprehensive income. Due to the time required to properly make such a reassessment and to evaluate alternative presentation formats, the FASB decided that it is necessary to reinstate the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of Update 2011-05.

All other requirements in Update 2011-05 are not affected by this Update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at September 30, 2012 and 2011 a net loss and net cash used in operating activities for the fiscal periods then ended.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – office equipment

Office equipment, stated at cost, less accumulated depreciation at September 30, 2012 and 2011 consisted of the following:

	Estimated Useful Lives (Years)	September 30, 2012	September 30, 2011

Office equipment	5	$2,472	$-
Less accumulated depreciation		(248)	(-)
		$2,224	$-

Depreciation expense

Depreciation expense for the six months ended September 30, 2012 and 2011 was $248 and $0, respectively.

Note 5 – related party transactions

Consulting services from President and Chief Financial Officer

Consulting services provided by the President and Chief Financial Officer for the six months ended September 30, 2012 and 2011 were as follows:

	For the Six Months Ended September 30, 2012		For the Six Months Ended September 30, 2011

President	$1,200		$1,600
Chief Financial Officer	1,200		1,600
	$2,400	*	$3,200

* - A portion of consulting services directly related to sales provided by the President and Chief Financial Officer totaling $2,400 was reported  as cost of sales as of September 30, 2012.

Note 6 – stockholders’ equity (deficit)

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $.001 per share.

Common stock

On June 1, 2011, the Company sold 3,500,000 shares of its common stock at par to one of the directors for $3,500 in cash. On June 14, 2011, the Company sold 3,500,000 shares of its common stock at par to the other director for $3,500 in cash.

Note 7 – subsequent events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

GREEN LIVING CONCEPTS INC.

(A DEVELOPMENT STAGE COMPANY)

JUNE 30, 2012 (Unaudited),

MARCH 31, 2012 AND 2011

Index to Consolidated Financial Statements

Contents	Page (s)

Report of Independent Registered Public Accounting Firm	F-15

Consolidated Balance Sheets at June 30, 2012, March 31, 2012 and 2011	F-16

Consolidated Statements of Operations for the Three Months Ended June 30, 2012 and 2011, Fiscal Year Ended  March 31, 2012, for the Periods  from April 26, 2010 (Inception) through  March 31, 2012 and 2011 and cumulative since Inception

F-17

Consolidated Statement of Stockholders’ Equity (Deficit) for the Period from April 26, 2010 (Inception) through June 30, 2012	F-18

Consolidated Statements of Cash Flows for the Three Months Ended June 30, 2012 and 2011, Fiscal Year Ended  March 31, 2012, for the Periods  from April 26, 2010 (Inception) through  March 31, 2012 and 2011 and cumulative since Inception

F-19

Notes to the Consolidated Financial Statements	F-20

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Green Living Concepts Inc.

Las Vegas, Nevada

I have audited the accompanying consolidated balance sheets of Green Living Concepts Inc. (a development stage company) as of March 31, 2012 and 2011, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended March 31, 2012, the period from April 26, 2010 (inception) through March 31, 2011, and for the period from April 26, 2010 (inception) through March 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Green Living Concepts Inc. as of March 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for the year ended March 31, 2012, the period from April 26, 2010 (inception) through March 31, 2011, and for the period from April 26, 2010 (inception) through March 31, 2012in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered a loss from operations and has a working capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                                                                                 /s/Ronald R. Chadwick, P.C.

August 17, 2012                                                                                                  RONALD R. CHADWICK, P.C.

GREEN LIVING CONCEPTS INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEETS

ASSETS
	June 30,	March 31,	March 31,
	2012	2012	2011
	(Unaudited)
Current Assets:
Cash	$ 11,980	$ 8,945	$ -
Accounts receivable	-	-	1,040
Total current assets	11,980	8,945	1,040
Computer equipment, net	2,348	-	-
Total Assets	$ 14,328	$ 8,945	$ 1,040

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$ 29,468	$ 26,143	$ 2,368
Accounts payable - related party	10,400	8,000	-
Total current liabilities	39,868	34,143	2,368
Total Liabilities	39,868	34,143	2,368

Commitments and Contingencies
Stockholders' Equity (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized;
7,000,000 shares issued and outstanding as of March 31, 2012 and June 30, 2012	7,000	7,000	-
Accumulated deficit	(32,540)	(32,198)	(1,328)
Total stockholders' equity (deficit)	(25,540)	(25,198)	(1,328)
Total Liabilities and Stockholder's Equity (Deficit)	$ 14,328	$ 8,945	$ 1,040

See accompanying notes to the consolidated financial statements

GREEN LIVING CONCEPTS INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF OPERATIONS

				Period From Apr. 26, 2010 Through March 31, 2011	Cumulative From Inception (April 26, 2010) Through Mar. 31, 2012	Cumulative From Inception (April 26, 2010) Through June 30, 2012
	Three Months Ended June 30, 2011	Three Months Ended June 30, 2012	Year Ended March 31, 2012

	(Unaudited)	(Unaudited)				(Unaudited)
Revenues, net	$ 18,300	$ 7,260	$ 18,300	$ 1,040	$ 19,340	$ 26,600
Cost of Revenues	15,613	1,200	15,613	689	16,302	17,502
Gross profit	2,687	6,060	2,687	351	3,038	9,098
Expenses:
General and administrative-
Depreciation	-	124	-	-	-	124
Legal - Organization costs	-	-	-	813	813	813
Professional fees	-	4,000	1,250	-	1,250	5,250
Office	496	611	12,908	-	12,908	13,519
Officer compensation	800	1,200	8,000	-	8,000	9,200
Other	149	426	11,030	866	11,896	12,322
Total operating expenses	1,445	6,361	33,188	1,679	34,867	41,228
Income (Loss) from Operations	1,242	(301)	(30,501)	(1,328)	(31,829)	(32,130)
Other (Income) Expense
Foreign currency transaction loss	9	41	369	-	369	410
Total Other (Income) Expense	9	41	369	-	369	410
Provision for Income Taxes	-	-	-	-	-	-
Net Income (Loss)	$ 1,233	$ (342)	$ (30,870)	$ (1,328)	$ (32,198)	$ (32,540)

Net Income (Loss) Per Common Share:
Net income (loss) per common share - Basic and Diluted	$ 0.00	$ (0.00)	$ (0.01)	-

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	1,730,769	7 ,000,000	5,695,890	-

See accompanying notes to the consolidated financial statements

GREEN LIVING CONCEPTS INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM INCEPTION (APRIL 26, 2010) THROUGH JUNE 30, 2012

	Common stock		Accumulated
Description	Shares	Amount	Deficit	Total

Balance - April 26, 2010	-	$ -	$ -	$ -
Net loss for the period	-	-	(1,328)	(1,328)
Balance - March 31, 2011	-	-	(1,328)	(1,328)

Common stock issued for cash at $0.001 per share	7,000,000	7,000	-	7,000
Net income for the year	-	-	(30,870)	(30,870)
Balance - March 31, 2012	7,000,000	7,000	(32,198)	(25,198)

Net loss for the period	-	-	(342)	(342)
Balance - June 30, 2012 (Unaudited)	7,000,000	$ 7,000	$ (32,540)	$ (25,540)

See accompanying notes to the consolidated financial statements

GREEN LIVING CONCEPTS INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENTS OF CASH FLOWS

				Period From Apr.26, 2010 Through March 31, 2011	Cumulative From Inception (April 26, 2010) Through March 31, 2012	Cumulative From Inception (April 26, 2010) Through June 30, 2012
	Three Months Ended June 30, 2011	Three Months Ended June 30, 2012	Year Ended March 31, 2012

	(Unaudited)	(Unaudited)				(Unaudited)
Operating Activities:
Net Income (Loss)	$ 1,233	$ (342)	$ (30,870)	$ (1,328)	$ (32,198)	$ (32,540)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	-	124	-	-	-	124
Changes in Current Assets and Liabilities-
Accounts receivable	-	-	1,040	(1,040)	-	-
Accounts payable and accrued liabilities	16,138	3,325	23,775	2,368	26,143	29,468
Accounts payable - related party	800	2,400	8,000	-	8,000	10,400
Net Cash Provided by Operating Activities	18,171	5,507	1,945	-	1,945	7,452
Investing Activities:
Purchases of property and equipment	-	(2,472)	-	-	-	(2,472)
Net Cash (Used in) Investing Activities	-	(2,472)	-	-	-	(2,472)
Financing Activities:
Proceeds from issuance of common stock	7,000	-	7,000	-	7,000	7,000
Net Cash Provided by Financing Activities	7,000	-	7,000	-	7,000	7,000
Net Increase in Cash	25,171	3,035	8,945	-	8,945	11,980
Cash - Beginning of Period	-	8,945	-	-	-	-
Cash - End of Period	$ 25,171	$ 11,980	$ 8,945	$ -	$ 8,945	$ 11,980
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -	$ -

See accompanying notes to the consolidated financial statements

GREEN LIVING CONCEPTS INC.

(A DEVELOPMENT STAGE COMPANY)

JUNE 30, 2012 (Unaudited),

MARCH 31, 2012 AND 2011

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – organization and operations

Green Living Concepts Inc.

Green Living Concepts Inc. (the “Company” or “GLCI”), was incorporated under the laws of the State of Nevada on April 26, 2010 (“Inception”). The Company specializes in assisting commercial and residential clients build and/or remodel their projects with sustainable and energy efficient solutions. The Company also provides assessment services that include a physical inspection, analysis and recommendations on improving sustainability of a business or residence.

Formation of Green Living Concepts (Canada) Inc.

On May 26, 2010, the Company formed a wholly owned subsidiary, Green Living Concepts Inc., an Ontario, Canada Corporation (“GLCI Canada”). GLCI Canada uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, GLCI Canada, incurs certain expenses in Canadian Dollars.

Note 2 – summary of significant accounting policies

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Green Living Concepts Inc. and its subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although, the Company has generated revenues it has incurred operating expenses and expenses associated with implementation of its business plan resulting in net operating losses for the reported periods and accumulated deficit since inception. The Company is devoting substantially all of its efforts on generating revenues and implementation of its business plan.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of computer equipment; income tax rate, income tax provision and valuation allowance of deferred tax assets; its wholly-owned subsidiary’s functional currency and foreign currency exchange rate; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.  Actual results could differ from those estimates.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable, accrued expenses, and payroll taxes payable approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders due to their related party nature.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include office equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income and comprehensive income (loss).

Fiscal year end

The Company elected March 31 as its fiscal year end date.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts.  The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

At June 30, 2012, March 31, 2012 and 2011, there was no allowance for doubtful accounts. The Company does not have any off-balance-sheet credit exposure to its customers.

Office equipment

Office equipment is recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of five (5) years.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b.  description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Foreign currency transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than the U.S. Dollar, which is the Company’s reporting currency and functional currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the reporting currency and the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

GLCI Canada uses the U.S. Dollar as its reporting currency as well as its functional currency, however from time to time, GLCI Canada, incurs certain expenses in Canadian Dollars. The change in exchange rates between the U.S. Dollar and the Canadian Dollar, the currency in which a transaction is denominated increases or decreases the expected amount of reporting currency cash flows upon settlement of the transaction. That increase or decrease in expected reporting currency cash flows is a foreign currency transaction gain or loss that generally is included in determining net income (loss) for the period in which the exchange rate changes.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at June 30, 2012, March 31, 2012 and 2011.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive shares outstanding for the three months ended June 30, 2012, fiscal years ended March 31, 2012 and 2011 or for the period from April 26, 2010 (inception) through June 30, 2012.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

FASB Accounting Standards Update No. 2011-05

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements.

Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-10

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-10“Property, Plant and Equipment: Derecognition of in Substance Real Estate-a Scope Clarification” (“ASU 2011-09”). This Update is to resolve the diversity in practice as to how financial statements have been reflecting circumstances when parent company reporting entities cease to have controlling financial interests in subsidiaries that are in substance real estate, where the situation arises as a result of default on nonrecourse debt of the subsidiaries.

The amended guidance is effective for annual reporting periods ending after June 15, 2012 for public entities. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11“Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2011-12

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-12“Comprehensive Income:  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05” (“ASU 2011-12”). This Update is a deferral of the effective date pertaining to reclassification adjustments out of accumulated other comprehensive income in ASU 2011-05. FASB is to going to reassess the costs and benefits of those provisions in ASU 2011-05 related to reclassifications out of accumulated other comprehensive income. Due to the time required to properly make such a reassessment and to evaluate alternative presentation formats, the FASB decided that it is necessary to reinstate the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of Update 2011-05.

All other requirements in Update 2011-05 are not affected by this Update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

As reflected in the accompanying consolidated financial statements, the Company had a deficit accumulated during the development stage at June 30, 2012  and March 31, 2012 and 2011, a net loss and net cash used in operating activities for the fiscal periods then ended.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – office equipment

Office equipment, stated at cost, less accumulated depreciation at June 30, 2012, March 31, 2012 and 2011 consisted of the following:

	Estimated Useful Lives (Years)	June 30, 2012	March 31, 2012	March 31, 2011

Office equipment	5	$2,472	$-	$-
Less accumulated depreciation		(124)	(-)	(-)
		$2,348	$-	$-

Depreciation expense

Depreciation expense for the three months ended June 30, 2012, and for the fiscal years ended March 31, 2012 and 2011 was $124 and $0, respectively.

Note 5 – related party transactions

Consulting services from President and Chief Financial Officer

Consulting services provided by the President and Chief Financial Officer for the three months ended June 30, 2012 and for the fiscal years ended March 31, 2012 and 2011 were as follows:

	For the Three Months Ended June 30, 2012		For the Fiscal Year Ended March 31, 2012	For the Period from April 26, 2010 (inception) through March 31, 2011

President	$600		$4,000	$-
Chief Financial Officer	600		4,000	-
	$1,200	*	$8,000	$-

* - A portion of consulting services directly related to sales provided by the President and Chief Financial Officer totaling $1,200 was reported  as cost of sales as of June 30, 2012.

Note 6 – stockholders’ equity (deficit)

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $.001 per share.

Common stock

On June 1, 2011, the Company sold 3,500,000 shares of its common stock at par to one of the directors for $3,500 in cash. On June 14, 2011, the Company sold 3,500,000 shares of its common stock at par to the other director for $3,500 in cash.

Note 7 – income tax

Deferred tax assets

At June 30, 2012, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $33,490 that may be offset against future taxable income through 2032.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $5,024, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $4,343 and $149 for the fiscal years ended March 31, 2012 and 2011 respectively and decreased approximately $4,107 during the three months ended June 30, 2012.

Components of deferred tax assets at June 30, 2012, March 31, 2012 and 2011 are as follows:

	June 30, 2012	March 31, 2012	March 31, 2011
Net deferred tax assets – Non-current:
Expected income tax benefit from NOL carry-forwards	$384	$4,491	$149
Less valuation allowance	(384)	(4,491)	(149)
Deferred tax assets, net of valuation allowance	$-	$-	$-

Income taxes in the consolidated statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Three Months Ended June 30, 2012	For the Fiscal Year Ended March 31, 2012	For the Period from April 26, 2010 (inception) through March 31,2011

Federal statutory income tax rate	15.0%	15.0%	15.0%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%	(15.0)%	(15.0)%
Effective income tax rate	0.0%	0.0%	0.0%

Note 9 – subsequent events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Green Living Concepts Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates:

Accounting and audit fees	$3,500
Filing fees	1,500
Legal fees and expenses	1,400
Securities and Exchange Commission registration fee	46
Transfer Agent Fees	1,100
Total:	$7,546

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 7,000,000 shares of our common stock at a price of $0.001 per share to our Directors Semyon Erenburg (3,500,000) and Larisa Galchuk (3,500,000) on June 15, 2011.  The total amount received from this Offering was $7,000.  We completed this offering pursuant to Regulation S of the Securities Act.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of the Subscription Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;  (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation*
3.2	Bylaws*
4.2	Subscription Agreement*
5.1	Legal Opinion*
23.1	Consent of Independent Registered Certified Public Accountants

                                        *- Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

                (a)           include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

                (c)           include any additional or changed material information on  the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to  such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)         any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

(ii)        any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

  (iii)      the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information  about us or our securities provided by or on behalf of us; and

  (iv)    any other communication that is  an  offer in the offering made by us to the purchaser.

Each prospectus filed pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada on January 22, 2013.

Green Living Concepts Inc.

By:	/s/ Semyon Erenburg
Semyon Erenburg
President, Chief Executive Officer (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Semyon Erenburg	President, CEO and Director	January 22, 2013
Semyon Erenburg
/s/ Larisa Galchuk	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	January 22, 2013
Larisa Galchuk /s/ Lyubov Zimmerman	Director	January 22, 2013
Lyubov Zimmerman